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                                             Exhibit 23(c)


               CONSENT OF INDEPENDENT ACCOUNTANTS
               __________________________________

We consent to the incorporation by reference in this Registration Statement on Form S-3 covering 10,000,000 shares of Constellation Energy Corporation common stock (without par value) (the "Registration Statement") of our report dated January 17, 1997, on our audits of the consolidated financial statements and financial statement schedule included on Form 10-K of Baltimore Gas and Electric Company and Subsidiaries as of December 31, 1996 and 1995 and for the three years ended December 31, 1996.

We  also  consent to the reference to our firm under the  caption
"Experts" in this Registration Statement.


                                     /s/ COOPERS & LYBRAND L.L.P.

                                     COOPERS & LYBRAND L.L.P.

Baltimore, Maryland
April 2, 1997